EXHIBIT 99.1
                                                                     SCHEDULE A



                      Executive Officers and Directors (*)
                                       of
                              Roche Holdings, Inc.


     The names of the Directors and the names and titles of the Executive Officers of Roche Holdings, Inc. and their business addresses and principal occupations are set forth below. If no address is given, the Director's or Executive Officer's business address is that of Roche Holding Ltd which is Grenzacherstrasse 124, 4002 Basel, Switzerland. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to Roche Holding Ltd and each individual is a Swiss citizen.



Name, Business Address                   Present Principal Occupation

* Dr. h.c. Fritz Gerber..................Chairman of the Board and President
* Dr.  Franz B. Humer....................Vice President
* Dr. Erich Hunziker.....................Vice President- Finance and Treasurer


                                                                     SCHEDULE B


                      Executive Officers and Directors (*)
                                       of
                               Roche Finance Ltd


     The names of the Directors and the names and titles of the Executive Officers of Roche Finance Ltd and their business addresses and principal occupations are set forth below. If no address is given, the Director's or Executive Officer's business address is that of Roche Holding Ltd, which is Grenzacherstrasse 124, 4002 Basel, Switzerland. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to Roche Holding Ltd and each individual is a Swiss citizen.



Name, Business Address                             Present Principal Occupation

* Dr. Franz B. Humer...............................President
* Dr. Erich Hunziker...............................Director
* Dr. Gottlieb Keller..............................Director

                                                                     SCHEDULE C

                        Executive Officers and Directors
                                       of
                               Roche Holding Ltd


     The names of the Directors and the names and titles of the Executive Officers of Roche Holding Ltd and their business addresses and principal occupations are set forth below. If no address is given, the Director's or Executive Officer's business address is that of Roche Holding Ltd, which is Grenzacherstrasse 124, 4002 Basel, Switzerland. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to Roche Holding Ltd and each individual is a Swiss citizen, except that Mr. Brabeck-Letmathe is an Austrian citizen, Mr. von Prondzynski is a German citizen, Professor Bell is a Canadian citizen and Mr. Burns and Professor Knowles are citizens of the United Kingdom. Dr. Gottlieb A. Keller is the Secretary to the Board of Directors. Mr. Pierre Jaccoud is the Secretary to the Executive Committee.



Board of Directors       Dr. Franz B. Humer                            Chairman

                         Dr. Andres F. Leuenberger                     Vice-Chairman

                         Dr. Rolf Hanggi                               Vice-Chairman

                         Mr. Peter Brabeck-Letmathe                    Chief Executive Officer of Nestle
                         Nestle SA
                         Avenue Nestle, CH-1800 Verey

                         Mr. Andre Hoffman                             Businessman
                         Massellaz S.A.
                         Place du Casino 4
                         1110 Morges

                         Dr. h.c. Fritz Gerber                         Businessman

                         Dr. Henri B. Meier                            Businessman

                         Dr. Andreas Oeri                              Surgeon
                         Praxisgemeinschaft Clarahof
                         Clarahofweg 19a
                         CH-4005 Basel

                         Professor John Bell                           University Professor
                         Nuffield Professor of Clinical Medicine
                         University of Oxford
                         Level 7, John Radcliffe Hospital
                         Headington, Oxford OX 3 9DU
                         United Kingdom

                         Mr.Walter Frey                                Chairman of the Board of Directors
                         Prasident des Verwaltungsrates                of Emil Frey A.G.
                         Emil Frey AG
                         Badenerstrasse 600
                         8048 Zurich




Executive Committee      Dr. Franz B. Humer                            Chief Executive Officer

                         Dr. Erich Hunziker                            Chief Financial Officer

                         Mr. William M. Burns                          Pharmaceuticals Division

                         Mr. Heino von Prondzynski                     Diagnostics Division

                         Dr. Markus Altwegg                            Vitamins and Fine Chemicals
                                                                       Division
                         Mr. Richard Laube                             Pharma Consumer Health

                         Professor Jonathan Knowles                    Global Pharmaceutical Research

                         Dr. Daniel Villiger                           Corporate Services